Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 9, 2026 relating to the financial statements of Madison Air Solutions Corporation, which appears in Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-294156) of Madison Air Solutions Corporation.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

April 17, 2026